EXHIBIT  99.3

               ADDITIONAL INFORMATION RELATING TO THE PROVINCE (1)


    INFORMATION RELATING TO PROVINCIAL DEBT                              PAGE


    Debt of the Province                                                 2-15

    Consolidated Funded and Unfunded Debt of the Public Sector             16

    Canadian Foreign Exchange Rate and International Reserves              17













----------------
(1) Any dollar amounts in Exhibit (99.3) are expressed in Canadian dollars ($) unless otherwise specified or the context otherwise requires.

                              DEBT OF THE PROVINCE

DIRECT AND GUARANTEED DEBT

         The direct debt of the Province includes debt for government purposes, as well as funds borrowed by the Province and loaned to its provincial government bodies. Direct borrowing by the Province for lending to provincial government bodies commenced in 1983.

         With few exceptions, government bodies rely on the Province for fiscal agency loans to meet their borrowing requirements. The terms and conditions that apply to fiscal agency borrowings respecting payment of interest, principal and premium, if any, generally match those in the Province's original borrowings.

         Direct debt includes both funded and unfunded debt. Funded debt is defined as all debt having a maturity of one year or more from date of issuance; unfunded debt has a maturity within one year from date of issuance.

         The final component of provincial debt relates to financial instruments that have been unconditionally guaranteed by the Province. Most of this debt was incurred by provincial government bodies prior to the introduction of fiscal agency borrowing in 1983. It also includes financial instruments issued by selected municipalities, improvement districts and local government entities, as well as all loan guarantees extended by the Province, including those extended to private entities and individuals.

         The Warehouse Borrowing Program takes advantage of low interest rates to borrow money in advance of actual requirements. The debt will eventually be allocated to either the provincial government or provincial government bodies.

         Non-guaranteed debt includes debt of the British Columbia Liquor Distribution Branch, British Columbia Transit, British Columbia Railway Company, British Columbia Securities Commission, Columbia Basin Trust, Columbia River Power Projects (joint ventures of Columbia Basin Trust and Columbia Power Corporation), Homeowner Protection Office, Land and Water British Columbia Inc., Legal Services Society, Oil & Gas Commission, and Provincial Rental Housing Corporation. At March 31, 2004, $240 million of this debt is classified as taxpayer supported and $232 million is classified as self-supporting.

         Financial statements for 2004 show that the Province's total net debt (excluding non-guaranteed debt of $472 million) increased by $710 million, debt for government purposes increased by $634 million, and debt for provincial government bodies increased by $76 million.

                             DIRECT FUNDED DEBT (1)
                             AS AT MARCH 31, 2004



                                                                                 2002                   2003                    2004
                                                                                               (MILLIONS OF DOLLARS)
GOVERNMENT PURPOSES
Payable in:
Canadian Dollars (2)                                                  $        22,254        $        23,704        $        23,492
United States Dollars (3)                                                       4,020                  3,836                  4,306
                                                                     ------------------     -------------------    -----------------
                                                                               26,274                 27,540                 27,798
GOVERNMENT BODY PURPOSES
Canadian Dollars (4)                                                            7,624                  8,507                  8,630
United States Dollars (5)                                                       2,588                  2,012                  2,143
                                                                     ------------------     -------------------    -----------------
                                                                               10,212                 10,519                 10,773
WAREHOUSE BORROWING PROGRAM PURPOSES

Canadian Dollars                                                                  807                      -                      -

United States Dollars                                                             251                      -                      -
                                                                     ------------------     -------------------    -----------------
                                                                                1,058
                                                                                                           -                      -

Add/(Less) - Unrealized Foreign Exchange Gains/(Losses) (6)                     (177)                   (21)                     84
                                                                     ------------------     -------------------    -----------------
                                                                               37,367                 38,038                 38,655
Less  - Unamortized Discount                                                      118                    118                    111
                                                                     ------------------     -------------------    -----------------
                                                                               37,249                 37,920                 38,544
Less - Sinking Funds                                                            3,851                  3,498                  3,131
                                                                     ------------------     -------------------    -----------------
                                                                               33,398                 34,422                 35,413

Less - Amounts Held in Consolidated Revenue Fund                                   15                      9                     11
                                                                     ------------------     -------------------    -----------------

Net Direct Funded Debt                                                         33,383                 34,413                 35,402
                                                                     ------------------     -------------------    -----------------
                                                                     ------------------     -------------------    -----------------

Less - Warehouse Borrowing Program Investments Available
       to Paydown Warehouse Borrowing Program Debt                              1,067                      -                      -

                                                                     ------------------     -------------------    -----------------
Direct Funded Debt (net of warehouse assets)                          $        32,316        $        34,413        $        35,402
                                                                     ------------------     -------------------    -----------------
                                                                     ------------------     -------------------    -----------------

--------------------

(1) Unhedged foreign currency liabilities are recorded in the currency in which the debt obligations are payable, translated into Canadian dollar equivalents at the exchange rate prevailing at the end of the respective fiscal years.

(2) Canadian dollar obligations include notes payable in Japanese yen totalling 22 billion yen which have been fully hedged to $263 million Canadian through currency exchange agreements, Swiss franc notes totalling 953 million Swiss Francs which have been fully hedged to $983 million Canadian through currency exchange agreements, and Euro notes totalling 629 million Euros which have been fully hedged to $1,118 million Canadian through currency exchange agreements. Effective January 1, 2002, debt originally issued in and totalling 1,794 million French Francs and 695 million Deutsche Marks was converted at established fixed exchange rates (6.55957 French Francs for 1 Euro and 1.95583 Deutsche Marks for 1 Euro) and are now reported in Euros.

(3) Includes U.S. dollar notes totalling $1,987 million which have been fully hedged to $3,079 million Canadian through currency exchange agreements, U.S. dollar notes totalling $800 million which have been fully hedged to 97 billion yen which have been translated at the exchange rate prevailing at the end of the fiscal year.

(4) Canadian dollar obligations include notes payable in Japanese yen totalling 10 billion yen which have been fully hedged to $135 million Canadian through currency exchange agreements, Swiss Franc notes totalling 47 million Swiss Francs which have been fully hedged to $44 million Canadian through currency exchange agreements, and Euro notes totalling 209 million Euros which have been fully hedged to $337 Canadian through currency exchange agreements. Effective January 1, 2002, debt originally issued in and totalling 1,342 million French Francs and 8 million Deutsche Marks was converted at established fixed exchange rates (6.55957 French Francs for 1 Euro and 1.95583 Deutsche Marks for 1 Euro) and are now reported in Euros.

(5) Includes U.S. dollar notes totalling $573 million which have been fully hedged to $833 million Canadian through currency exchange agreements and unhedged U.S. dollar notes totalling $1,000 million which have been translated at the exchange rate prevailing at the end of the fiscal year.

(6) In accordance with Public Sector Accounting Board (PSAB) guidelines, unrealized foreign exchange gains and losses are now reported as a component of debt liability.

       CONSOLIDATION OF DIRECT AND GUARANTEED FUNDED AND UNFUNDED DEBT
                             AS AT MARCH 31, 2004

                                                                             OUTSTANDING         SINKING FUND          OUTSTANDING
                                                                               (GROSS)            INVESTMENTS             (NET)
                                                                          ---------------------------------------------------------
                                                                                             (MILLIONS OF DOLLARS)
DIRECT DEBT
Government Purposes                                                        $      28,329        $       2,220        $      26,109
Government Corporation Purposes (1)                                               12,164                1,458               10,706
Warehouse Program Purposes                                                             -                    -                    -
                                                                          ---------------      ---------------      ---------------
                                                                                  40,493                3,678               36,815
Add - Unrealized Foreign Exchange Gains (2)                                           84                    -                   84
Less - Unamortized Discounts                                                         115                    -                  115
Less - Amounts held in the Consolidated Revenue Fund                                  11                    -                   11
                                                                          ---------------      ---------------      ---------------
Total Direct Debt                                                                 40,451                3,678               36,773
                                                                          ---------------      ---------------      ---------------
                                                                          ---------------      ---------------      ---------------
GUARANTEED DEBT
Government Bodies                                                                     50                   50                    -
Municipalities, Improvement Districts and Other local government                       2                    1                    1
Other                                                                                 91                    -                   91
                                                                          ---------------      ---------------      ---------------
Total Guaranteed Debt                                                                143                   51                   92

Less - Guaranteed Debt held in the General Fund
       and Special Funds                                                           -                    -                    -
     - Provision for Probable Payout                                                  11                    -                   11
                                                                          ---------------      ---------------      ---------------
                                                                                     132                   51                   81
                                                                          ---------------      ---------------      ---------------

Non-Guaranteed Debt                                                                  472                    -                  472

Total Direct, Guaranteed Funded and Unfunded, and Non-
Guaranteed Debt of the Province, Net of Provincial Holdings               ---------------      ---------------      ---------------
of such Debt in the General Fund and Special Funds                                41,055                3,729               37,326
                                                                          ---------------      ---------------      ---------------
                                                                          ---------------      ---------------      ---------------

Less - Warehouse Borrowing Program Investments Available
       to Paydown Warehouse Borrowing Program Debt                                 -                    -                    -

 Total Direct, Guaranteed Funded and Unfunded Debt, and
 Non-Guaranteed Debt of the Province                                      ---------------      ---------------      ---------------
(Net of Warehouse investments)                                            $      41,055        $       3,729        $      37,326
                                                                          ---------------      ---------------      ---------------
                                                                          ---------------      ---------------      ---------------

------------------

(1) Represents direct borrowing by the Province for relending to government corporations on identical terms.

(2) In accordance with Public Sector Accounting Board (PSAB) guidelines, unrealized foreign exchange gains and losses are now reported as a component of debt liability.

Note: Debt payable in foreign currencies is recorded at the relevant March 31, 2004 exchange rates after giving effect to any currency exchange agreements.

     Direct unfunded debt of the Province (Promissory Notes) totalled $1,371 million as at March 31, 2004 (maturity value less unamortized discount and sinking funds). This debt component comprised of $948 million in fiscal agency loans to government corporations and $423 million in loans for government purposes. Further, the direct unfunded debt was comprised of Cdn $1,006 million and US $276 million (Cdn $365 million) dollars.

FINANCING

     The financing requirements of the Province are met through short, medium and long term borrowing in public and private markets in Canada and abroad, including from the federal Canada Pension Plan (the "Plan"). Under the Plan, the monthly contributions made by residents of British Columbia, net of current Plan disbursements, are available for borrowing by the Province and, if re-payment is guaranteed by the Province, agents of the Province. At March 31, 2004, gross provincial direct and guaranteed funded debt owing to the Plan's Investment Fund totalled $3.9 billion, of which $192 million has been defeased and is considered extinguished for financial reporting purposes.

     The debentures issued to the Plan's Investment Fund have a 20-year maturity, are not negotiable, transferable or assignable, and are redeemable at the option of the federal Minister of Finance on six months' notice to meet the requirements of the Plan. These debentures are also redeemable in whole or in part before maturity, on 30 days' prior notice, at the option of the Province.

     During the 2003/04 fiscal year, $300 million dollars in Canadian Pension Plan debentures were issued.

SINKING FUND MANAGEMENT

     On June 1, 1999, the Provincial government revised its sinking fund policy and discontinued sinking fund contributions on existing and new debt issued for government operating and capital financing purposes. Under the revised policy, the Province does not establish sinking funds on new debt but continues to manage sinking fund contributions made prior to June 1, 1999 (and the earnings attributable to those contributions) for the purpose of repayment of the applicable debt issues.

     This revised policy does not apply to sinking funds relating to new or existing debt of the Province incurred to make loans to provincial government bodies. Consequently, Provincial government bodies who have received or are to receive fiscal agency loans from the Province with a term of five years or more will continue to be expected to make sinking fund contributions for the purpose of repayment of some or all the corresponding Provincial debt issues.

     Given that the province borrowed money to make sinking fund payments, the policy change did not impact the amount of net debt outstanding. The Province continues to follow one of the most conservative sinking fund policies among provinces for its provincial government bodies.

     At March 31, 2004, the Province had $3.7 billion in sinking fund investments related to direct and guaranteed funded debt, including those held in trust on behalf of provincial government bodies. Assuming an earnings rate of 5% on existing sinking fund investments and without contributing additional sinking fund installments, the Province's funded debt at maturity will be 13% funded by available sinking funds (see following table) and would be 20% funded based on assumed earnings of 5% on existing sinking fund balances and future sinking fund installments.

                    MATURITY SCHEDULE OF DIRECT FUNDED DEBT
                              AS AT MARCH 31, 2004
                                  (UNAUDITED)


                                      CANADIAN DOLLARS                                            U.S. DOLLARS (1)
                        ---------------------------------------------------------     ----------------------------------------------
                                                   PROJECTED                                          PROJECTED
                             GROSS                  SINKING                              GROSS         SINKING
  FISCAL                      DEBT                   FUND           NET DEBT              DEBT           FUND           NET DEBT
   YEAR                    MATURITIES               VALUES        MATURITIES (2)       MATURITIES       VALUES        MATURITIES (2)
---------               ----------------        --------------  -----------------     -------------  ------------    ---------------
                                    (MILLIONS OF DOLLARS)                                         (MILLIONS OF DOLLARS)

2005                      $        2,152       $         456       $    1,696       $     350      $     -              $      350
2006                               2,708                 254            2,454             -              -                     -
2007                               2,092                 279            1,813             750            -                     750
2008                               1,383                 164            1,219             860           29                     831
2009                               2,220                 206            2,014             750            -                     750
                         ----------------      --------------  -----------------   ------------   ------------       ---------------
                                  10,555               1,359            9,196           2,710           29                   2,681

2010 - 14                          9,931               1,689            8,242             850           24                     826
2015 - 19                          1,123                 124              999             -              -                     -
2020 - 24                          4,058                 725            3,333             -              -                     -
2025 - 29                          1,705                 360            1,345             500          145                     355
2030 - 34                          3,685                 213            3,472             -              -                     -
2035 - 39                            715                  32              683             300           51                     249
2040 - 44                            350                  29              321             -              -                     -

                         ----------------      --------------  -----------------   ------------   ------------       ---------------
                           $      32,122        $      4,531       $   27,591       $   4,360      $   249              $    4,111
                         ----------------      --------------  -----------------   ------------   ------------       ---------------
                         ----------------      --------------  -----------------   ------------   ------------       ---------------

________________

1 Debt payable in U.S. dollars is not translated into Canadian dollars. Debt payable in other foreign currencies is recorded after giving effect to any currency exchange agreements.

2 Net debt maturities represent gross debt maturities minus projected sinking fund values at maturity, based on earnings of 5% on existing sinking fund balances as of March 31, 2004. The calculations exclude sinking fund installments which are scheduled to be made in the future and unamortized discount.

                  MATURITY SCHEDULE OF GUARANTEED FUNDED DEBT
                              AS AT MARCH 31, 2004
                                  (UNAUDITED)


                                            CANADIAN DOLLARS
                        ---------------------------------------------------------
                                                   PROJECTED
                             GROSS                  SINKING
  FISCAL                      DEBT                   FUND           NET DEBT
   YEAR                    MATURITIES               VALUES        MATURITIES (2)
---------               ----------------        --------------  -----------------
                                    (MILLIONS OF DOLLARS)


2005                       $     -            $     -              $     -
2006                              51                  50                     1
2007                             -                  -                    -
2008                               1                   1                 -
2009                             -                  -                    -
                         ---------------   --------------        -----------------
                                  52                  51                     1


2010 - 2014                      -                  -                    -

2015 - 2019                      -                  -                    -

2020 - 2024                      -                  -                    -

2025 - 2029                      -                  -                    -

Other (3)                        91                 -                      91
                         ---------------   --------------        -----------------

                         $      143          $       51            $       92
                         ---------------   --------------        -----------------
                         ---------------   --------------        -----------------

(1) Net debt maturities represent gross debt maturities minus projected sinking fund values at maturity, based on earnings of 5% on sinking fund balances as of March 31, 2004. There is no provision made for future sinking fund installments or unamortized discount.

(2)  Includes Province miscellaneous Guarantees.

                  STATEMENT OF DIRECT FUNDED AND UNFUNDED DEBT
                                AT MARCH 31, 2004

                                                      YEAR OF  INTEREST     OUTSTANDING
            SERIES               DATE OF MATURITY      ISSUE     RATE     MARCH 31, 2004   REFERENCES
            ------               ----------------      -----     ----     --------------   ----------
                                                               (percent)   ($ Millions)

Long-Term and Medium-Term Debt Issued by Province of British Columbia:
BCCD-S .......................      June 21, 2004       1994       9.00       670            (2) (17)
BCCMTN-28 ....................      June 21, 2004       1994       9.60       275                 (2)
BCCMTN-47 ....................      June 21, 2004       1995       9.25        50                 (2)
BCCMTN-67.....................    December 10, 2004     1997       5.25        48            (2) (17)
BCCMTN-45 ....................      June 9, 2005        1995       9.50        50                 (2)
BCCD-U .......................     August 23, 2005      1995       8.00       606            (2) (17)
BCCMTN-55 ....................     August 23, 2005      1995/00    8.00       100                 (2)
BCCMTN-87.....................     August 23, 2005      1999       6.15        75                 (2)
BCEC-12 ......................   September 21, 2005     1993       7.25       382        (1) (7) (17)
BCEC-16.......................   September 21, 2005     2001       5.25       200             (1) (7)
BCSBR-G.......................    October 15, 2005      1998       2.35       124         (1) (5) (9)
BCEC-17.......................    December 1, 2005      2001/02    4.25       600             (1) (7)
BCMTN-93......................    December 1, 2005      2003   Floating       150                 (4)
BCCMTN-49 ....................    February 24, 2006     1995       9.00        50                 (2)
BCSBR-H.......................    October 15, 2006      1999       2.35        24         (1) (5) (9)
BCCG-2........................    December 1, 2006      1999/01    5.25     1,250             (1) (7)
BCCMTN-92.....................      June 12, 2007       2002   Floating       150                 (4)
BCSBR-I.......................    October 15, 2007      2000       2.35        32         (1) (5) (9)
PRW ..........................    December 10, 2007     1987      10.14         1            (2) (17)
BCCMTN-91.....................     January 9, 2008      2001       5.25       110                 (2)
BCEC-18.......................     March 20, 2008       2002       5.30       300             (1) (7)
PRP-1 ........................     March 31, 2008       1996       8.18        20            (2) (16)
BCCD-V........................      June 9, 2008        1997       6.00     1,697            (2) (17)
BCCD-6........................    December 18, 2008     2003       4.30       250                 (2)
BCJC-2 .......................    January 15, 2009      1984       8.75        25            (1)  (7)
BCCG-3........................      June 1, 2009        2002       5.70       750             (2) (7)
BCCD-Y........................    December 1, 2009      1999/01    6.25       750                 (2)
BCCD-AA.......................     August 23, 2010      2000      6.375     1,400                 (2)
BCCD-D .......................    February 21, 2011     1991      10.75       207            (2) (17)
BCCD-K .......................     January 9, 2012      1992       9.50     1,030            (2) (17)
BCCMTN-85.....................     January 9, 2012      1999/00    9.50       400                 (2)
BCCD-AB.......................     January 9, 2012      2001/02    5.75     1,000                 (2)
BCEC-19.......................     April 24, 2013       2003       5.50       350             (1) (7)
BCCD-N .......................     August 23, 2013      1993       8.50     1,063            (2) (16)
BCCMTN-44 ....................     August 23, 2013      1995       9.60        57            (2) (17)
BCCMTN-50 ....................     August 23, 2013      1995       9.25        65            (2) (17)
BCCMTN-53 ....................     August 23, 2013      1995       8.50       348            (2) (17)
BCCMTN-80.....................     August 23, 2013      1999       5.75       100                 (2)
BCCD-Q .......................      June 9, 2014        1994       7.50       394            (2) (17)
BCCMTN-33 ....................      June 9, 2014        1994      9.625        25                 (2)
BCCMTN-34 ....................      June 9, 2014        1994      9.625        36            (2) (17)
BCCMTN-38 ....................      June 9, 2014        1994       9.60        59            (2) (17)
BCCMTN-27 ....................      June 20, 2014       1994       8.50        50                 (2)
BCCD-4........................    October 20, 2015      2003       4.20        50                (13)
BCCD-5........................    October 31, 2015      2003       4.30       100                (14)
BCCD-3........................    December 18, 2015     2003       5.15       150                 (2)
BCCMTN-25 ....................     October 3, 2016      1994      9.125        45                 (2)
BCCD-2........................      June 1, 2018        2003       5.60       200                 (2)
BCCMTN-26 ....................      June 17, 2019       1994       9.00        50                 (2)
BCCD-C .......................    September 5, 2020     1990      10.60       600                 (2)
BCCMTN-46 ....................    September 5, 2020     1995      10.60        20                 (2)
BCCD-G........................      May 15, 2021        1996       9.95       296                 (2)
BCCMTN-76.....................    February 23, 2022     1999       6.00        25                 (2)
BCCD-L .......................      June 9, 2022        1992       9.50       450                 (2)
BCCD-M .......................     August 19, 2022      1992       8.75       300                 (2)
BCCMTN-77.....................    February 23, 2023     1999       6.00        25                 (2)
BCCD-P .......................    September 8, 2023     1993       8.00       400                 (2)
BCCMTN-60 ....................    September 8, 2023     1995       8.00        35                 (2)
BCCMTN-79.....................    September 8, 2023     1999       6.40        50                 (2)
BCEC-13 ......................    November 30, 2023     1993      7.875       345        (1) (7) (17)
BCCMTN-78.....................    February 23, 2024     1999       6.00       100                 (1)
BCCD-T .......................     August 23, 2024      1994       9.00       400                 (2)
BCCMTN-40 ....................     August 23, 2024      1995       9.00        35                 (2)
BCCMTN-52 ....................     August 23, 2024      1995       9.00       200                 (2)


                                                      YEAR OF  INTEREST     OUTSTANDING
            SERIES               DATE OF MATURITY      ISSUE     RATE     MARCH 31, 2004   REFERENCES
            ------               ----------------      -----     ----     --------------   ----------
                                                               (percent)   ($ Millions)

BCCMTN-56 ....................     August 23, 2024      1995       8.50        30                 (2)
BCCMTN-62 ....................     August 23, 2024      1996      7.875       200                 (2)
BCCMTN-82.....................     August 23, 2024      1999       7.00        55                 (2)
BCCMTN-63.....................      June 9, 2024        1996       8.00       110                 (2)
BCCMTN-64.....................    December 4, 2026      1996       7.00        40            (2) (10)
BCCMTN-74.....................    December 4, 2026      1999       7.00        60            (2) (10)
BCCMTN-65.....................      June 9, 2027        1997       7.50        50                 (2)
BCCD-W........................   November 19, 2027      1997       6.15       500                 (2)
BCCMTN-70.....................     August 17, 2028      1998       5.45       200             (2) (8)
BCCD-X........................      June 18, 2029       1998/99    5.70     2,285                 (2)
BCCMTN-83.....................      June 18, 2029       1999       5.86       250            (2) (15)
BCCD-Z........................      June 18, 2031       2000/01    6.35     1,400                 (2)
BCCD-7........................      June 18, 2035       2004       5.15       500                 (2)
BCCMTN-69.....................     January 9, 2039      1998       5.75       150                 (2)
BCCMTN-73.....................     January 9, 2039      1998       6.00        65                 (2)
BCCMTN-84.....................     August 23, 2039      1999       6.30       200                 (2)
BCCD-1 .......................      June 18, 2043       2003       5.25       150                 (2)
Canada Pension Plan issues.........................  1984 -2004 5.29-14.06  3,741        (2) (6) (17)
Redemption premium re MTN-74/MTN64.................     1982                   25
Other .............................................                            30                (11)
Short-term Promissory Notes .......................                         1,117
                                                                          -------

Total Issues in Canadian Dollars                                      $    30,357


At March 31, 2004 sufficient securities had been set aside in an irrevocable trust to satisfy the schedule interest and principal repayment requirements of C$748 million (2003: $745 million). For a breakdown of the defeased debt, see page 15, reference (17).


                                                      YEAR OF  INTEREST     OUTSTANDING
            SERIES               DATE OF MATURITY      ISSUE     RATE     MARCH 31, 2004   REFERENCES
            ------               ----------------      -----     ----     --------------   ----------
                                                               (percent)   ($ Millions)

BCEUS-5.......................     February 8,2005      2000/01    7.25       350             (1) (7)
BCUSG-2.......................     October 3, 2006      2001      4.625       750             (2) (7)
BCEUS-4.......................      June 11, 2007       1997      7.125       460        (1) (7) (17)
BCUSD-4.......................      June 20, 2007       2002   Floating       150             (4) (7)
BCEUS-6.......................    December 20, 2007     2002      5.250       250             (1) (7)
BCUSG-1.......................    October 29, 2008      1998/01   5.375       750             (2) (7)
BCEUS-7.......................      June 25, 2009       2002       5.00       250             (1) (7)
BCUSG-3.......................      May 30, 2013        2003       4.30       500             (2) (7)
BCEMTN-22.....................     October 28,2013      1998   Floating       100                 (4)
BCUSD-2 ......................    January 15, 2026      1996       6.50       500             (2) (7)
BCUSD-3.......................    September 1, 2036     1996       7.25       300             (2) (7)
Short-term Promissory Notes...                                                612
                                                                              ---
Total Issues in U.S. Dollars .*                                      US    $4,972
Exchange Premium (Including Hedge)                                          2,283
                                                                            -----
U.S. Issues at Cdn. Dollar Equivalent                                C$     7,255
                                                                            -----

BCEMTN-1 .....................      May 31, 2004        1994     4.1048     5,000             (1) (7)
BCEMTN-2 .....................      June 15, 2004       1994      3.923     5,000             (2) (7)
BCEMTN-16.....................      June 19, 2007       1997       3.50     5,000            (1) (12)
BCEMTN-23.....................      March 1, 2010       2000      1.855     7,000                 (1)
BCEMTN-21.....................   September 16, 2010     1998       2.07    10,000            (1) (12)
                                                                          --------
Total Issues In Japanese Yen..                                          (Y)32,000
Exchange Premium (Including Hedge)                                        (31,602)
                                                                          --------
Japanese Issues at Canadian Dollar Equivalent  **                    C$       398
                                                                          --------


BCSFR-3.......................      June 25, 2004       1998       3.00       600             (1) (7)
BCSFR-4.......................     March 26, 2008       2002      2.125       400             (1) (7)
                                                                          --------
Total Issues in Swiss Francs..                                       SF     1,000
Exchange Premium (Including Hedge)                                             28
                                                                          --------
Swiss Franc Issues at Canadian Dollar Equivalent **                     C$  1,028
                                                                          --------


BCEFF-1.......................    January 30, 2007      1996     6.25 EURO    214        (1) (7) (17)
BCEFF-2.......................      July 15, 2009       1997     5.875        264         1) (7) (17)
BCEDM-1.......................      July 21, 2010       1998     5.125        360        (1) (7) (17)
                                                                          --------
Total Issues in Euro***.......                                     EURO       838

Exchange Premium (Including Hedge)                                            617
                                                                          --------
 Euro Issues at Canadian Dollar Equivalent **                           C$  1,455
                                                                          --------


Gross Direct Debt Issued by the Province
   (In Canadian Dollar Equivalents)                                     C$ 40,493
                                                                         --------


* Payable and expressed in U.S. dollars. Debt payable in US $2,716 million has been hedged to Cdn $4,120 million. Debt payable in U.S. $800 million has been hedged to JP(Y)97,103.8 million. This balance was translated at the exchange rate prevailing at year-end.

** Foreign currency debt other than U.S. has been fully hedged to Canadian dollars

*** On January 1, 2002, French Franc was converted into Euro at 1 Euro = 6.55957 FRF and Deutschemark was converted into Euro at 1 Euro = 1.95583 DEM

                  STATEMENT OF DIRECT FUNDED AND UNFUNDED DEBT
                               AT MARCH 31, 2004

----------------------------------------------------------------------------------------------------------------
                                                                                              Amount
                                                                                            Outstanding
                                                                                          March 31, 2004
----------------------------------------------------------------------------------------------------------------
                                                                                           ($ Millions)

Gross Direct Debt issued by the Province (in Canadian Dollar Equivalents)                               40,493

  Less - Fiscal Agency Borrowings on behalf of:
         Warehouse Borrowing Program                                                             -
                                                                                        --------------

         BC Transportation Financing Authority                                                2,977
         British Columbia Buildings Corporation                                                 412
         British Columbia Housing Management Commission                                          28
         British Columbia Hydro and Power Authority                                           7,949
         British Columbia Institute of Technology                                                25
         British Columbia Railway Company                                                       500
         British Columbia Transit                                                                99
         College of New Caledonia                                                                 3
         College of the Rockies                                                                   3
         Douglas College                                                                          1
         Home Owner Protection Office                                                            25
         Improvement Districts                                                                    8
         Land and Water British Columbia Inc.                                                    10
         Malaspina University College                                                             1
         Okanagan University College                                                             11
         Partnerships British Columbia                                                            1
         Selkirk College                                                                          2
         Simon Fraser University                                                                 17
         University College of the Cariboo                                                        4
         University of British Columbia                                                          62
         University of Northern British Columbia                                                 16
         University of Victoria                                                                  10

                                                                                          -----------
                                                                                             12,164         12,164
                                                                                                          -----------
         Gross Direct Debt                                                                                  28,329
         Less --Unamortized Discount                                                            138
                 --Unrealized Foreign Exchange Losses (1)                                        18
                 --Government Sinking Funds                                                   2,220
                 --Bonds held in the Consolidated Revenue Fund                                   11          2,387
                                                                                          -----------    ------------
    Total Net Direct Debt                                                                                   25,942
                                                                                                         ============

         Gross Fiscal Agency Reloaned Debt                                                                  12,164
         Less --Gross Fiscal Agency Debt                                                                    12,164
                                                                                                         ------------
         Gross Fiscal Agency Debt for Warehouse Borrowing Program Purposes                                     -
         Less --Unamortized Discount/(Premium)                                                   -             -
                                                                                          -----------    ------------
    Total Net Fiscal Agency Debt for Warehouse Borrowing Program Purposes                                      -
                                                                                                         ============

         Gross Fiscal Agency Debt                                                                           12,164
         Add  -- Unamortized Premium                                                            23
              -- Unrealized Foreign Exchange Gains(1)                                          102
         Less -- Government Sinking Funds                                                    1,458           1,333
                                                                                          -----------    ------------
    Total Net Fiscal Agency Debt                                                                            10,831
                                                                                                         ============

         Total Net Direct and Fiscal Agency Debt, Warehouse Borrowing Program
            Debt                                                                                            36,773
         Less -- Warehouse Borrowing Program Investments Available to Paydown
                 Warehouse Borrowing Program Debt                                                                -
                                                                                                        ------------
Total Net Direct and Fiscal Agency Debt                                                                     36,773
                                                                                                        ============

-------------
(1) In accordance with Public Sector Accounting Board (PSAB) guidelines, unrealized foreign exchange gains and losses are now reported as a component of debt liability.

At March 31, 2004, sufficient securities had been set aside in an irrevocable trust to satisfy the scheduled interest and principal repayment requirements of Cdn $748 million (2003: $745 million). For breakdown of the defeased debt see page 15 - reference (17).

                              NET GUARANTEED DEBT
                               AT MARCH 31, 2004

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          Amount
Issuer                                                                                  Year of         Interest     Outstanding (1)
& Series                                                         Year of Maturity        Issue            Rate        March 31/2004
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                      (Millions of
                                                                                                        (percent)     Cdn. dollars)

Municipalities, Improvement Districts and Other Local
     Government Entities........................................  2004 - 2007         1980 - 1986      0.12 - 15.75              1
Plus -- Other Guaranteed Debt (2)...............................                                                                91
                                                                                                                      --------------
                                                                                                                                92
Less -- Provisions for Probable Payout..........................                                                                11
                                                                                                                      --------------
Total Net Guaranteed Debt (3)...................................                                                                81
                                                                                                                      --------------
                                                                                                                      --------------

--------------------
(1)  Total net of sinking funds

(2) Includes outstanding loan guarantees of student assistance loans, loans to agricultural producers and guarantees issued under economic development assistance programs.

(3) Debentures totalling $85 million (2003: $137 million) have been defeased and are considered extinguished for financial reporting purposes.

                              NON-GUARANTEED DEBT
                              AS AT MARCH 31, 2004


                                                                                                              (Millions of
                                                                                                              Cdn. dollars)
Taxpayer-Supported Debt
                                        Canadian Blood Services                                                            4
                                        Columbia Basin Trust                                                               3
                                        Homeowner Protection Office                                                      104
                                        Provincial Rental Housing                                                        128
                                        Other (1)                                                                          1
                                                                                                           --------------------
Total Taxpayer-Supported Non-Guaranteed Debt                                                                             240
                                                                                                           --------------------

Self-Supported Debt
                                Commercial Crown Corporations and Agencies
                                        British Columbia Liquor Distribution                                               7
                                        British Columbia Railway Company                                                  10
                                        Columbia River Power Projects (2)                                                215
                                                                                                           --------------------
Total Self-Supported Non-Guaranteed Debt                                                                                 232
                                                                                                           --------------------

                                                                                                           --------------------
Total Non-Guaranteed Debt                                                                                                472
                                                                                                           ====================

---------------------

(1) Includes debt of the British Columbia Transit, Land and Water British Columbia Inc., and Oil & Gas Commission.

(2)  Joint ventures of Columbia Power Corporation and Columbia Basin Trust.

                        REFERENCES TO STATEMENTS OF DEBT

1)   Interest payable annually.
2)   Interest payable semi-annually.
3)   Interest payable monthly.
4)   Interest payable quarterly.
5)   Interest rate reset semi-annually.
6) Pursuant to provisions for investment of Canada Pension Plan Funds, this issue is redeemable as a whole or in part on six months notice at the option of the Minister of Finance for Canada, or on 30 days notice at the option of the Minister of Finance for British Columbia, subject to certain restrictions (CPP issues).
7) Callable by the issuer if taxation laws requiring additional payments are imposed or levied.
8) Puttable at the option of the holder on August 17, 2005 on ten business days' notice (BCCMTN-70).
9) Redeemable on October 15 or April 15 prior to maturity at par upon presentation of the bond.
10) Coupon will be 5.4% to December 4, 2002 and 7% thereafter to maturity (BCCMTN-64/MTN74).
11) Including the Province's direct capital leases and the assumption by the Province of debt obligations of David Thompson University Centre.
12)  Coupon is payable in US dollars. (EMTN-16 & EMTN-21).
13) Callable at par by the Province on October 20, 2005 and every semi-annual coupon date thereafter, on 10 days' notice. If not called, coupon steps up. (BCCD-4)
14) Callable at par October 31, 2005 and every semi-annual coupon date thereafter, on 10 days' notice. If not called, coupon steps up. (BCCD-5)
15) Puttable by the investor June 19, 2006 at a price of $98.910 plus one day of accrued interest. (BCCMTN-83)
16) Redeemable at option of the issuer on January 1, 2007 on 90 days' notice. (PRP-1)
17)  A portion of this issue is defeased. (See following Table.)

                       DEFEASED DIRECT AND FISCAL AGENCY
                    DEBT OF THE PROVINCE OF BRITISH COLUMBIA


Series            Date of Maturity         Year of Issue       Interest Rate     Amount Outstanding        References
                                                                 (Percent)         March 31, 2004
Canadian dollar Issues:                                                         (Millions of dollars)

BCCD-S            June 21, 2004                  1994               9.00                   30                 (2) (17)
BCCMTN-29         August 16, 2004                1994               9.125                   5                      (2)
BCCMTN-67         December 10, 2004              1997               5.25                    2                 (2) (17)
BCCD-U            August 23, 2005                1995               8.00                   44                 (2) (17)
BCEC-12           September 21, 2005             1993               7.25                   18             (1) (7) (17)
BCCD-V            June 9, 2008                   1997               6.00                    3                 (2) (17)
BCCD-D            February 21, 2011              1991              10.75                   43                 (2) (17)
BCCD-K            January 9, 2012                1992               9.50                  119                 (2) (17)
BCCMTN-44         August 23, 2013                1995               9.60                    3                 (2) (17)
BCCD-N            August 23, 2013                1993               8.50                   37                 (2) (17)
BCCMTN-53         August 23, 2013                1995               8.50                   12                 (2) (17)
BCCD-Q            June 9, 2014                   1994               7.50                    6                 (2) (17)
BCCMTN-34         June 9, 2014                   1994               9.625                  14                 (2) (17)
BCCMTN-38         June 9, 2014                   1994               9.60                   31                 (2) (17)
BCEC-13           November 30, 2023              1993               7.875                   5             (1) (7) (17)
CPP Issues        various                      1984/92           9.04-14.06               193             (2) (6) (17)
Other (1)         August 23, 2013              1987/1995         9.25-10.14                 1                 (2) (17)
                  and December 10, 2007                                               -------

                                                                                       C$ 566
U.S.
BCEUS-4           June 11, 2007                  1997              7.125                   40             (1) (7) (17)
                                                                                      -------
Total Issues in US Dollars                                                             US$ 40
Exchange Premium (including Hedge)                                                         16
                                                                                      -------
U.S. Issues at Canadian Dollar Equivalent                                              C$  56
                                                                                      -------
EURO
BCEFF-1           January 30, 2007               1996              6.25            EURO    14             (1) (7) (17)
BCEFF-2           July 15, 2009                  1997              5.875                   41             (1) (7) (17)
BCEDM-1            July 21, 2010                 1998              5.125                   24             (1) (7) (17)
                                                                                      -------
Total Issues in Euro (2)                                                                   79
Exchange Premium (including Hedge)                                                         47
                                                                                      -------
Euro Issues at Canadian Dollar Equivalent                                              C$ 126
                                                                                      -------


Total Defeased Direct and Fiscal Agency Debt                                           C$ 748
                                                                                      =======


--------
(1) MTN-50 9.25% (.4) and PRW 10.14% (0.2)
(2) On January 1, 2002, French Franc was converted into Euro at 1 Euro = 6.55957 FRF and Deutschemark was converted into Euro at 1 Euro = 1.95583 DEM

           CONSOLIDATED FUNDED AND UNFUNDED DEBT OF THE PUBLIC SECTOR


    The financial statements of the Province include funded and unfunded debt of public entities within British Columbia which is either guaranteed or reloaned by the Province, and include the funded debt of such entities which is not guaranteed by the Province.

                                                   Outstanding (1)   Unamortized   Unrealized foreign (2) Sinking Fund   Outstanding
                                                        Gross          Discount       exchange gains       Investments       Net
                                                   --------------    -----------   ---------------------  ------------   -----------
                                                                                 (Millions of Cdn dollars)
 Direct and Guaranteed Funded  and Unfunded
   Debt of the Province............................ $    40,625     $     115      $          (84)         $   3,729     $    36,865

      Plus: Non-Guaranteed Debt....................         472             -                   -                  -             472
                                                   --------------    -----------   ---------------------  ------------   -----------
 Total Consolidated Funded Debt of the Public
  Sector of British Columbia...................... $     41,097     $     115      $          (84)         $   3,729     $    37,337
                                                   --------------    -----------   ---------------------  ------------   -----------
                                                   --------------    -----------   ---------------------  ------------   -----------


------------------

(1)  Balance does not include the Provision for Probable Payout ($11 million).

(2) In accordance with Public Sector Accounting Board (PSAB) guidelines, unrealized foreign exchange gains and losses are now reported as a component of debt liability.

                       CANADIAN FOREIGN EXCHANGE RATE AND
                             INTERNATIONAL RESERVES

     Recent high and low exchange rates for the Canadian dollar in terms of United States cents are as follows for the calendar year ended December 31:

                                                   1999            2000             2001         2002         2003
                                                   ----            ----             ----         ----         ----

               High......................          69.35           69.84            67.11        66.13        77.38

               Low.......................          65.51           64.28            62.53        61.99        63.50


     On March 31, 2004, the noon spot rate for the U.S. dollar was 76.31

Source: Bank of Canada


     The total of Canada's official international reserves on December 31, 1999 to 2003 are as follows:

                                           December 31
               ------------------------------------------------------------------
                     1999     2000        2001       2002       2003
                     ----     ----        ----       ----       ----
                                   (US$ Millions)

                  $28,646     $32,424    $34,248     $37,169   36,268 (1)

Source: Bank of Canada










-------------------
(1) US$15,576 million, US$45 million in gold, US$3,848 million in the International Monetary Fund Reserve, US$838 million in Special Drawing Rights and US$15,961 million in other foreign currencies.